UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-55430

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 19, 2015, a wholly-owned subsidiary of Resource Real Estate Opportunity REIT II, Inc. (the “Company”) purchased a multifamily community located in Chapel Hill, North Carolina (the “Chapel Hill Property”) from an unaffiliated seller. The Chapel Hill Property contains 411 units located on an approximately 39-acre site with amenities, including but not limited to a clubhouse, a business center, and two outdoor pools. The Chapel Hill Property was constructed in phases in 1990 and 1996 and is currently 94% leased.

The contract purchase price for the Chapel Hill Property was $46.8 million, excluding closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. The Company believes that the Chapel Hill Property is suitable for its intended purpose and adequately insured; however, the Company intends to make certain renovations to the Chapel Hill Property. The Company intends to renovate and improve the property exterior, common areas and amenities, and the unit interiors.

Item 8.01. Other Events.

Stock Distribution

On May 19, 2015, the Company’s board of directors authorized a stock distribution of 0.005 shares of the Company’s common stock, or 0.5% of each outstanding share of common stock, to the stockholders of record at the close of business on June 30, 2015. Such stock distribution is to be issued on July 15, 2015.

The Company believes that the stock distribution should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the common stock which is the date that the distribution is made. Stockholders should consult their own tax advisors regarding the tax consequences of this stock distribution.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before August 5, 2015, by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: May 20, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)